                                                                    Exhibit 10.4

[LOGO] NatWest

                                                        Legal Charge
                                                        Secs 3 Commercial (7/95)

THIS IS AN IMPORTANT DOCUMENT. YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND. IF YOU SIGN AND THE BANK IS NOT PAID YOU MAY LOSE THE ASSET(S) CHARGED.

Date: 17th December 2001

Definitions

Mortgagor:               Bottomline Technologies Europe Limited
                                                        Company Number: 01911956

Bank:                    National Westminster Bank Plc

Interest:                Interest at the rate(s) charged to the Mortgagor by the
                         Bank for time to time

Property:                Administrative Area :      Reading

                         Description         :      115 Chatham Street

                         Tenure              :      Freehold

                         Title Number        :      BK110384

Charged Assets:          The assets charged by Clause 1.2

Goodwill:                The present and future goodwill of any business carried
                         on at the Property by or on behalf of the Mortgagor

Mortgagor's              Obligations: All the Mortgagor's liabilities to the
                         Bank of any kind and in any currency (whether present or future actual or contingent and whether incurred alone or jointly with another) together with the Bank's charges and commission Interest and Expenses

Expenses:                All expenses (on a full indemnity basis) incurred by
                         the Bank or any Receiver at any time in connection with the Property the Charged Assets the Goodwill or the Mortgagor's Obligations or in taking or perfecting this deed or in preserving defending or enforcing the security created by this deed or in exercising any power under this deed or otherwise with Interest from the date they are incurred.

Required Currency:       The currency or currencies in which the Mortgagor's
                         Obligations are expressed from time to time

Charge

1 The Mortgagor covenants to discharge on demand the Mortgagor's Obligations and as a continuing security for such discharge and with full title guarantee charges to the Bank:-

1.1 By way of legal mortgage of all legal interests and otherwise by way of fixed charge the Property (to the full extent of the Mortgagor's interest in the Property or its proceeds of sale)

1.2     By way of fixed charge if the Mortgagor is a company:-

1.2.1 All the plant machinery and fixtures and fittings of the Mortgagor now and in the future at the Property

1.2.2 All furniture furnishings equipment tools and other chattels of the Mortgagor now and in the future at the Property and not regularly disposed of in the ordinary course of business

1.3 By way of fixed charge the Goodwill and the proceeds of any insurance from time to time affecting the Property or the Charged Asset

Repair Alteration and Insurance

2.1 The Mortgagor will keep the Property and the Charged Assets in good condition and comprehensively insured to the Bank's reasonable satisfaction for their full reinstatement cost and in default the Bank (without becoming liable to account as mortgagee in possession) may enter and repair or insure the Property and the Charged Assets. The Mortgagor will deposit with the Bank the insurance policy or where the Bank agrees a copy of it

2.2 The Mortgagor will not without the prior written consent of the Bank make any alteration to the Property which would require Planning Permission or approval under any Building Regulations

2.3 The Mortgagor will hold in trust for the Bank all money received under any insurance of the Property or the Charged Assets and at the Bank's option will apply the same in making good the relevant loss or damage or in or towards discharge of the Mortgagor's Obligations

Restrictions on Charging Leasing Disposing and Parting with possession

3.1     The mortgagor will not without the Bank's prior written consent:-

3.1.1 Create or permit to arise any mortgage charge or lien on the Property the Charged Assets or the Goodwill

3.1.2 Grant or accept a surrender of any lease or licence of the Property the Charged Assets or the Goodwill

3.1.3 Dispose of or part with or share possession or occupation of the Property the Charged Assets or the Goodwill

3.2 The Mortgagor requests the Chief Land Registrar to enter a restriction on the Register of any Registered Land that except under an order of the Registrar no disposition by the proprietor(s) of the land is to be registered without the consent of the registered proprietor of this deed

Powers of the Bank

4.1 The Bank may without restriction grant or accept surrenders of leases of the Property and the Charged Assets

4.2 Section 103 of the Law of Property Act 1925 shall not apply and the Bank may exercise its power of sale and other powers under that or any other Act or this deed at any time after the date of this deed

4.3 The Bank may under the hand of any official or manager or by deed appoint or remove a Receiver or Receivers of the Property the Charged Assets and the Goodwill and may fix and pay the fees of a Receiver but any Receiver shall be deemed to be the agent of the Mortgagor and the Mortgagor shall be solely responsible for the Receiver's acts defaults and remuneration

4.4 All or any of the powers conferred on a Receiver by Clause 5 may be exercised by the Bank without first appointing a Receiver or notwithstanding any appointment

4.5 The Bank will not be liable to account to the Mortgagor as mortgagee in possession for any money not actually received by the Bank

4.6 Section 93(1) of the Law of Property Act 1925 shall not apply to this deed

4.7 In addition to any lien or right to which the Bank may be entitled by law the Bank may from time to time without notice and both before and after demand set off the whole or any part of the Mortgagor's Obligations against any deposit or credit balance on any account of the Mortgagor with the Bank (whether or not that deposit or balance is due to the Mortgagor)

4.8 Despite any term to the contrary in relation to any deposit or credit balance on any account of the Mortgagor with the Bank that deposit or balance will not be capable of being assigned dealt with mortgaged or charged and will not be repayable to the Mortgagor before all the Mortgagor's Obligations have been discharged but the Bank may without prejudice to this deed permit the Mortgagor to make withdrawals from time to time

4.9 The Bank may exchange or convert to the Required Currency any currency held or received

Receivers

5.1 Any Receiver appointed by the Bank shall (in addition to all powers conferred on him by law) have the following powers which in the case of Joint Receivers may be exercised jointly or severally:-

5.1.1 To take possession of and generally manage the Property and the Charged Assets and any business carried on at the Property

5.1.2 To carry out on the Property any new works or complete any unfinished works of building reconstruction maintenance furnishing or equipment

5.1.3 To purchase or acquire any land or other property and purchase acquire grant or release any interest in or right over land or the benefit of any covenants (positive or restrictive) affecting land

5.1.4 To sell lease surrender or accept surrenders of leases charge or otherwise deal with and dispose of the Property the Charged Assets and the Goodwill without restriction including (without limitation) power to dispose of any fixtures separately from the Property

5.1.5 To carry into effect and complete any transaction by executing deeds or documents in the name of or on behalf of the Mortgagor

5.1.6 To take continue or defend any proceedings and enter into any arrangement or compromise

5.1.7 To insure the Property and the Charged Assets and any works and effect indemnity insurance or other similar insurance and obtain bonds and give indemnities and security to any bondsmen

5.1.8 To employ advisers consultants managers agents workmen and others and purchase or acquire materials tools equipment goods or supplies

5.1.9 To borrow any money and secure the payment of any money in priority to the Mortgagor's Obligations for the purpose of the exercise of any of his powers

5.1.10 To do any other acts which the Receiver may consider to be incidental or conductive to any of his powers or to the realization of the Property the Charge Assets and the Goodwill

5.2 If the Mortgagor is not a company the Mortgagor grants to such Receiver an irrevocable licence and power to use in connection with any business carried on at the Property all property of the Mortgagor at the Property when the Receiver is appointed and to remove store sell and/or dispose of any such property. The Receiver will account to the Bank for the proceeds of any sale of such property after deducting all costs and expenses incurred in the sale and that amount shall be a debt due from the Bank to the Mortgagor

5.3 A Receiver shall apply all money he receives first in repayment of all money borrowed by him and his expenses and liabilities and in payment of his fees and secondly towards the remaining matters specified in Section 109(8) of the Law of Property Act 1925

Power of Attorney

6 The Mortgagor irrevocably appoints the Bank and any Receiver severally to be the Attorney of the Mortgagor (with full power of substitution and delegation) in the Mortgagor's name and on the Mortgagor's behalf and as the Mortgagor's act and deed to sign or execute all deeds instruments and documents or take continue or defend any proceedings which may be required by the Bank or any Receiver pursuant to this deed or the exercise of any of their powers

Appropriation

7.1 Subject to Clause 7.2 the Bank may appropriate all payments received for the account of the Mortgagor in reduction of any part of the Mortgagor's Obligations as the Bank decides

7.2 The Bank may open a new account or accounts upon the Bank receiving actual or constructive notice of any charge or interest affecting the Property the Charged Assets or the Goodwill. Whether or not the Bank opens any such account no payment received by the Bank after receiving such notice shall (if followed by any payment out of or debit to the relevant account) be appropriated towards or have the effect of discharging any part of the Mortgagor's Obligations outstanding at the time of receiving such notice

Preservation of other Security and Rights and Further Assurance

8.1 This deed is in addition to any other security present or future held by the Bank for the Mortgagor's Obligations and shall not merge with or prejudice such other security or any contractual or legal rights of the Bank

8.2 The Mortgagor will at the Mortgagor's own cost at the Bank's request execute any deed or document and take any action required by the Bank to perfect this security or further to secure the Mortgagor's Obligations on the Property the Charged Assets and the Goodwill

Memorandum and Articles of Association

9 If the Mortgagor is a company the Mortgagor certifies that this deed does not contravene the Mortgagor's Memorandum and Articles of Association

Notices

10.1 Any notice or demand by the Bank may be sent by post or fax or delivered to the Mortgagor at the Mortgagor's address last known to the Bank or if the Mortgagor is a company may be served personally on any director or the secretary of the Mortgagor

10.2 A notice or demand by the Bank by post shall be deemed served on the day after posting

10.3 A notice or demand by the Bank by fax shall be deemed served at the time of sending

Governing Law

11 This deed shall be governed by and construed in accordance with English law

Interpretation

12.1 The expressions "Mortgagor" and "Bank" where the context admits include their respective successors in title and assigns

12.2 If two or more persons are included in the expression "Mortgagor" then the use in this deed of the word "Mortgagor" shall be deemed to refer to such persons both together and separately and the Mortgagor's Obligations shall be their joint and several obligations and each of them shall be primarily liable by way of indemnity for the liabilities to the Bank of the other or others of them

12.3 References to the "Property" and the "Charged Assets" include any part of it or them and the "Property" includes all covenants and rights affecting or concerning the same. The "Property" also includes any share from time to time held by the Mortgagor in any landlord or management company of the Property

12.4 Interest will be calculated both before and after demand or judgment on a daily basis and compounded according to agreement or in the absence of agreement monthly on such days as the Bank may select

12.5 Each of the provisions of this deed shall be severable and distinct from one another and if one or more of such provisions is invalid or unenforceable the remaining provisions shall not in any way be affected

In Witness of which this deed has been duly executed


         /s/ P. Fortune
         ---------------
         Director

         /s/ S.J. Cutler
         ---------------
         Secretary/Director

         (Please ensure this document is dated)

Signed and Delivered as a deed by the Mortgagor acting by a director and its secretary or two directors